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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 23, 2003, except as to Note 21, as to which the date is March 4, 2003, relating to the financial statements, which appear in Corporate Office Properties Trust's Annual Report to Shareholders, which is included in the Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the incorporation by reference in the Registration Statement on Form S-3 of our reports dated (i) July 9, 2003, relating to the historical summary of revenue and certain expenses of the Dulles Tech/Ridgeview Properties and (ii) July 10, 2003, relating to the historical summary of revenue and certain expenses of 13200 Woodland Park Drive, which are both included in Corporate Office Properties Trust's Current Report on Form 8-K, dated June 2, 3003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PRICEWATERHOUSECOOPERS LLP

Baltimore, Maryland
August 1, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS